Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-74442, 333-63190, 333-38578, 333-34412, 333-31983, 333-37678, 333-03719, 333-71457, 333-52973) and related prospectuses and the Registration Statement on Form S-1 (Nos. 333-112772, 333-103153) and the Registration Statement on Form S-8 (Nos. 333-107831, 333-59780, 333-53051) of SEDONA Corporation and its subsidiary of our report dated April 15, 2008, with respect to the consolidated balance sheet of SEDONA Corporation and its subsidiary as of December 31, 2007, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended, which appears in the December 31, 2007 Annual Report on Form 10-KSB of SEDONA Corporation and its subsidiary.

/s/ ASHER & COMPANY, Ltd.
Philadelphia, Pennsylvania
April 15, 2008

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-37678, 333-103153, 333-107831, 333-112772, 333-74442, 333-63190, 333-38578, 333-34412, 333-31983,33-47127, 333-03719, 333-71457, 333-52973) and related prospectuses and the Registration Statements on Form S-8 (No. 333-59780, 333-53051) of our report dated April 17, 2007, with respect to the 2006 consolidated financial statements of SEDONA Corporation which appears in the Company’s Form 10-KSB for the year ended December 31, 2007.
Vienna, Virginia
April 15, 2008